UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 11, 2006

MOBILITY ELECTRONICS, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-30907 (Commission File Number)	86-0843914 (IRS Employer Identification No.)

17800 N. Perimeter Dr., Suite 200, Scottsdale, Arizona (Address of Principal Executive Offices)	85255 (Zip Code)
(480) 596-0061
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
SIGNATURES
EXHIBIT INDEX
Exhibit 99.1

Item 7.01. Regulation FD Disclosure.
     On August 11, 2006, Mobility Electronics, Inc. (the “Company”) entered into a confidential settlement agreement (the “Settlement Agreement”) with Formosa Electronic Industries, Inc. (“Formosa”) regarding the matters in controversy in the litigation styled Mobility Electronics, Inc. v. Formosa Electronic Industries, Inc., Case No. 504-CV-103-DF. Pursuant to the Settlement Agreement, Formosa has agreed that it will no longer distribute the products at issue in the lawsuit in the United States and Europe unless it is done exclusively through the Company. Pursuant to a separate new confidential business arrangement, the Company will distribute such products exclusively through Blackstone International, Inc. in the United States and Europe.
     In addition, pursuant to the terms of the Settlement Agreement, the parties have dismissed the lawsuit and mutually agreed to release each other and their affiliates from any and all claims asserted in the litigation and/or related to the manufacture, sale, distribution, and marketing of the products at issue in the lawsuit in the United States and Europe prior to the date of the Settlement Agreement. The parties also agreed to be responsible for their own respective attorneys’ fees and costs.
     On August 15, 2006, the Company issued a press release regarding the Settlement Agreement. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOBILITY ELECTRONICS, INC.
Dated: August 15, 2006	By:	/s/ Charles R. Mollo
	Name:	Charles R. Mollo
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description of Document

99.1	Press Release issued August 15, 2006